UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 25, 2013 (September 25, 2013)

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Equity Offering

On September 25, 2013, Caesars Entertainment Corporation (“Caesars”) announced the commencement of an underwritten public offering of 10 million shares of its common stock. Caesars expects to grant the underwriter of the offering an option to purchase up to 1.5 million additional shares of its common stock. A copy of the press release is attached as Exhibits 99.1 to this report, and is incorporated herein by reference.

CMBS Refinancing Transactions

On September 17, 2013, Caesars announced that it had begun a refinancing process for outstanding mortgage loans and mezzanine loans for certain of the subsidiaries of Caesars (the “Existing CMBS Borrowers”) and that the Existing CMBS Borrowers launched an offer to repurchase for cash (the “CMBS Repurchase”) (i) 100% of the aggregate principal amount of mortgage loans at a price of $0.99 per $1.00 of principal plus accrued and unpaid interest and (ii) 100% of the aggregate principal amount of mezzanine loans at a price of $0.90 per $1.00 of principal plus accrued and unpaid interest. The consummation of the CMBS Repurchase is conditioned upon the acceptance by lenders holding at least 65% of the outstanding aggregate principal amount of the mortgage loans and 85% of the outstanding aggregate principal amount of the mezzanine loans.

On September 25, 2013, Caesars announced that the Existing CMBS Borrowers have received sufficient acceptances by lenders of mortgage loans and mezzanine loans to satisfy the minimum lender acceptance condition for the CMBS Repurchase.

In connection with these transactions, on September 18, 2013, certain subsidiaries of Caesars (the “New Borrowers”) launched the syndication of $3,269.5 million of new senior secured credit facilities (the “Senior Facilities”), consisting of a $3,000 million term loan facility and a $269.5 million revolving credit facility, to finance the CMBS Repurchase and refinance (the “Octavius/Linq Repayment”) the $450 million senior secured credit facility entered into by Octavius Linq Holding Co., LLC, an indirect subsidiary of Caesars (“Octavius/Linq Holdings”). Additionally, on September 24, 2013, the New Borrowers launched an offer, through a private placement, of $500 million aggregate principal amount of first-priority senior secured notes due 2020 (the “First Lien Notes”) and $1,350 million aggregate principal amount of second-priority senior secured notes due 2021 (the “Second Lien Notes” and, together with the Senior Facilities and the First Lien Notes, the “New Financing”) to finance the CMBS Repurchase and Octavius/Linq Repayment. The First Lien Notes and the Second Lien Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside of the United States, only to non-U.S. investors pursuant to Regulation S under the Securities Act.

The CMBS Repurchase, the New Financing and the related transactions are subject to required regulatory approvals, market conditions and negotiated agreements with prospective investors. There can be no assurance that any of these transactions will occur as described or at all. In particular, there can be no assurance that Caesars and the New Borrowers will be able to negotiate the definitive documentation for the New Financing or that the terms of the New Financing will be acceptable to Caesars and the New Borrowers.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is being filed herewith:

Exhibit No.	Description

99.1	Text of press release, dated September 25, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: September 25, 2013	By:	/s/ MICHAEL D. COHEN
Michael D. Cohen
Senior Vice President, Deputy General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Text of press release, dated September 25, 2013.